Exhibit 99.1

Tivity Health to Host Analyst and Investor Day on June 1, 2018

Nashville, Tenn., May 29, 2018 -- Tivity Health, Inc. (NASDAQ: TVTY) today announced that it will host an Analyst and Investor Day on Friday, June 1, 2018, in New York City.

The live audio broadcast of Tivity Health’s Analyst and Investor Day will be available online by going to www.tivityhealth.com and clicking on “Investors".  Presentation materials and the webcast replay will also be available on the Company’s Website for the next 12 months.

To RSVP or for more information, please contact tivity@westwicke.com or 443-450-4189.

Investor Relations Contact:

Bob East or Asher Dewhurst, Westwicke Partners

(443) 213-0500

tivity@westwicke.com